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                                                                   EXHIBIT 10.4d

                             FOURTH AMENDMENT TO THE
                            STERLING CHEMICALS, INC.
              AMENDED AND RESTATED SALARIED EMPLOYEES' PENSION PLAN


                  WHEREAS, there is reserved to the Company the right to amend the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (the "Plan"); and

                  WHEREAS, the Company deems it advisable to amend the Plan in the manner hereafter set forth;

                  NOW, THEREFORE, the Plan is hereby amended effective as of December 31, 1998 as follows:

                  "Notwithstanding anything in the Plan to the contrary, with respect to a participant who attains age 70 1/2 after 1998 (other than an owner, within the meaning of IRC Section 318), benefits shall not be paid or begin prior to the participant's termination of employment with the Company and all members of its controlled group of employers; however, in no event shall the participant's accrued benefit be less than the Actuarial Equivalent of the accrued benefit that would have been payable as of April 1 of the year following the year the participant attained age 70 1/2, had the participant terminated employment on the last day of such year, adjusted for the period of deferral in accordance with the applicable regulations. Except to the extent required by IRC Section 401(a)(9), the Plan shall not preclude such a participant from receiving benefits in any of the same optional forms (except for the difference in the timing of the commencement of payments) that would have been available had the participant retired in the calendar year in which the participant attained age 70 1/2."

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

                  This instrument may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.



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                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective for all purposes as provided above.


                                    STERLING CHEMICALS, INC.

                                    By:
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                                    Name:
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                                    Title:
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